Exhibit 4.1

WILLIAMS SCOTSMAN, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

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6.125% SENIOR SECURED NOTES DUE 2025

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SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 23, 2021

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DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

This SUPPLEMENTAL INDENTURE, dated as of December 23, 2021, is by Williams Scotsman, Inc., a Maryland corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”), and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, Picasso Finance Sub, Inc., a Delaware corporation (the “Escrow Issuer”), the Trustee and the Collateral Agent entered into an Indenture, dated as of June 15, 2020 (as supplemented by the Supplemental Indenture, dated as of July 1, 2020, and as further amended or supplemented from time to time, the “Indenture”), pursuant to which the Escrow Issuer initially issued $650,000,000 in principal amount of 6.125% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, as contemplated by Section 4.22 of the Indenture, on July 1, 2020, the Escrow Issuer merged with and into Williams Scotsman International, Inc., a Delaware corporation (“WSII”), with WSII surviving, and WSII and the guarantors party thereto executed a supplemental indenture to assume all of the Escrow Issuer’s obligations and rights under the Indenture and such guarantors become guarantors under the Indenture;

WHEREAS, on the date hereof, WSII is merging with and into the Company, the Company being the surviving Person of such merger and WSII ceasing to exist (the “Merger”);

WHEREAS, Section 5.1 of the Indenture permits, among other things, a consolidation or amalgamation of WSII with, or a merger of WSII with or into, any other Person; provided that such Surviving Entity shall expressly assume by supplemental indenture all of the Obligations of WSII under the Indenture and each guarantor, unless it is the Surviving Entity, shall by supplemental indenture confirm that its Note Guarantee shall apply to the Successor Entity’s obligations under the Indenture and the Notes;

WHEREAS, Section 9.1(2) of the Indenture provides that WSII, the Guarantors, the Trustee and the Collateral Agent, as applicable, may supplement the Indenture in order to evidence the succession of another Person and the assumption by any such successor of the covenants and other obligations under the Indenture, without the consent of the Holders; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(1)	Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by WSII under the Indenture and the Notes. The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which WSII was theretofore bound, and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, WSII under the Indenture and the Notes, and WSII is relieved of all of its obligations and duties under the Indenture and the Notes.

(2)	This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(3)	This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

(4)	From this date, by executing this Supplemental Indenture, the Company is subject to the provisions of the Indenture to the extent applicable.

(5)	Each Guarantor, by executing this Supplemental Indenture, hereby confirms that its respective Note Guarantee shall apply to the Company’s obligations under the Indenture and the Notes.

(6)	Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

(7)	Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

(8)	No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(9)	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(10)	The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf”, “docusign” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

WILLIAMS SCOTSMAN, INC.,
as the Company

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Williams Scotsman HOLDINGS CORP.,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

WillSCOT EQUIPMENT II, LLC,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

NEW ACTON MOBILE INDUSTRIES LLC,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

ONSITE SPACE LLC,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

ACTon mobile holdings llc,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

[Signature Page to Supplemental Indenture]

modular space, llc,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

resun modspace, llc,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

resun chippewa, llc,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Modspace government financial
services, llc,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Mobile Mini, Inc.,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Mobile Mini I, Inc.,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

[Signature Page to Supplemental Indenture]

Mobile Mini, LLC
(California),
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Mobile Mini, LLC
(Delaware),
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Gulf Tanks Holdings, Inc.,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Mobile Mini Tank and Pump Solutions, Inc.,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

Water Movers Contracting, LLC,
as Guarantor

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: President & Chief Financial Officer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[Signature Page to Supplemental Indenture]